UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2010

Structured Products Corp.
on behalf of

CorTS Trust for Unum Notes
(Exact name of registrant as specified in its charter)

Delaware	001-32078	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust for Unum Notes (the "Trust"). The sole assets of the Trust are $27,778,000 6.75% Notes due December 15, 2028 (the "Term Assets") issued by The Unum Group.  Pursuant to the trust agreement governing the Trust, the Trust has issued 1,000,008 Corporate–Backed Trust Securities Class A Certificates (the “Certificates”) representing $25,000,200 aggregate certificate principal balance of Class A Notes.  Pursuant to the trust agreement governing the Trust and the Warrant Agent Agreement, the Trust has issued 27,778 Warrants (the "Call Warrants").  U.S. Bank National Association, in its capacity as Warrant Agent, has received a notice from the holder of the Call Warrants of its intent to exercise 27,778 Call Warrants to purchase the Term Assets in full on June 11, 2010.  The exercise of the Call Warrants is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) with respect to such exercise on the Exercise Date. As a result, if the Trustee receives the Warrant Exercise Purchase Price, the Certificates will be redeemed in full on June 11, 2010 (the “Redemption Date”) at a price of $25 plus accrued interest of 0.916667 per Class A Certificate to the Redemption Date.  No interest will accrue on the Certificates after the Redemption date.  Any capitalized terms used herein and not otherwise defined herein have the definition given to them in the documents pursuant to which the Trust is governed.

The Unum Group, the issuer of the Underlying Securities, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Periodic reports and other information required to be filed pursuant to the Exchange Act, by the issuer of the Unum Notes, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.  Neither Structured Products Corp. nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Products Corp. nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, or the underlying securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Underlying Securities Issuer(s) or Guarantor, or successor thereto	Exchange Act File Number
UnumProvident Corporation	001-11294

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stanley Louie
_______________________________
Name: Stanley Louie
Title: Vice President, Finance Officer

May 28, 2010

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